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EXHIBIT 99.2



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                              For Euronet use only
License Agreement Number:________________________
Effective Date:______________________

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                           Software License Agreement
                    For A Euronet USA Inc. Software Solution

This Software License Agreement ("Agreement") is between Euronet USA Inc., having corporate offices at 17300 Chenal Parkway, Little Rock, Arkansas 72223-9138 and its Affiliates (formerly d/b/a Arkansas Systems, Inc.) (hereinafter "Euronet"), and the Customer identified below.

Customer: ALLTEL Information Services, Inc.
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Address:  601 South Lake Destiny Drive, Suite 300
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City:   Maitland
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State/Zip: Florida  32751
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Country: United States
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FAX:   (407)875-1181
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E-mail: kaivan.rahbari@alltel.com
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Phone Number(s): (407)875-1818
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Billing Contact Person: Kaivan Rahbari
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Project Contact Person: Kaivan Rahbari
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Authorized Representative: Gary Norcross, President, Integrated Financial
                           ----------------------------------------------------
                           Solutions
                           ---------

===============================================================================
This Agreement consists of this License Agreement and the Exhibits indicated below:

  Exhibit A is left intentionally blank.

X Exhibit B - Licensed Programs, Pricing, Terms and Conditions
--
X Exhibit C - Required Hardware and Software
--
X Exhibit D - Maintenance and Support Services
--
X Exhibit E - Installation and Acceptance
--
X Exhibit F - Incident Resolution
--
X Exhibit G - Disclosure Regarding Virus Warranty

X Exhibit H - Disclosure Regarding Embedded Third Party Products

This Agreement may also include additional Schedules and Attachments as noted herein.

For valuable consideration provided under this Agreement, the receipt and sufficiency of which is acknowledged, and in consideration of the mutual promises and covenants reflected herein, Customer and Euronet agree as follows:

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1.       DESCRIPTION

The licenses granted by Euronet to Customer under this Agreement include a license for Euronet's Licensed Programs as defined below and described in Exhibit B.

2.       EFFECTIVE DATE.

This Agreement is effective as of January 4, 2002 ("Effective Date").

3.       TERM.

This Agreement shall commence on its Effective Date and shall remain in effect perpetually (the "Term").

4.       DEFINITIONS

For purposes of this Agreement, the following definitions apply:

A. "Adverse Consequences" shall mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgements, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses.

B. "Affiliate" shall mean an entity that is a successor of, controls, is controlled by or is under common control with a party.

C. "Asia/Pac" shall mean Asia and the islands of the Indian Ocean, Australia and the islands of the Pacific Ocean, except U.S. states and territories.

D. "Client(s)" shall mean an entity doing business with Customer and utilizing one or more of Customer's loan or deposit products.

E. "Client-Side Software" shall mean those modules of the Licensed Programs that reside or, via the internet, are stored on a client's computer equipment and that assist in communicating with Customer's EFT Network or with a remote processor.

F. "Critical Errors" shall mean any incident of a severity level of Level 4 or higher as described in Exhibit F (Incident Resolution).

G. "Customer" shall include Customer's wholly and majority owned subsidiaries. Customer agrees to be responsible for any breach of the terms of the Agreement by any such subsidiaries.

H. "Customer Modifications" shall mean any products or works, including enhancements and derivative works, developed by Customer or for Customer by a third party based on the Licensed Programs including Source Materials licensed hereunder and Documentation and any modifications or enhancements to or derivative works based on such products or works that are developed by or for Customer. Customer Modifications do not become part of the Licensed Programs under the Agreement.

I. "Delivery" shall mean the date a modified or unmodified Licensed Program or Update, as applicable, is received physically by the Customer.

J. "Developments" shall mean any products or works developed by or for Euronet in the course of providing any services under this Agreement. Developments become part of the Licensed Programs under the Agreement. Developments shall not include any Customer Modifications.

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K.       "Documentation" shall mean all of the following: all existing flowcharts, user guides and manuals, reference manuals, procedure manuals, technical standards, naming conventions, architecture diagrams, programmer reference manuals, transaction formats, messaging, data dictionary and other printed, written or visually perceptible materials relating to or describing the installation, use or design of the Licensed Programs software. Upon execution of this Agreement, Euronet shall promptly deliver to Customer the Documentation in both electronic format and in hard copy. The Documentation for version 2.2 shall be sufficient and adequate to enable a person of reasonable skill and experience in the relevant art to operate the Licensed Programs. "Documentation" shall also include all versions, updates, and modifications of the Documentation provided to Customer pursuant to this Agreement.

L. "EFT Network" shall mean the data centers and communications facilities through which Customer provides electronic funds transfer transaction processing, POS or ATM driving or card management services to clients utilizing the Licensed Programs. During the Restriction Period, Customer shall provide Euronet with a list of the addresses of the data centers where the Licensed Programs are installed, and shall update such list from time to time.

M. "EFT Network Services" shall mean services provided by Customer using Customer's EFT Network.

N. "EFT Processing Services" shall mean the operation, management or monitoring of ATMs or POS devices or acquiring transactions on such devices. EFT Processing Services shall not include authorization of transactions against the Customer's host deposit or loan system.

O.       "EMEA" shall mean Europe, the Middle East and Africa.

P. "Error" shall mean any corrections to the Licensed Programs to comply with performance warranties set forth in Section 10.A.ii. (1) and (2).

Q.       "Installation" shall mean the activities described in Exhibit E.

R. "Installation Date" shall mean the earlier of the Acceptance Date (as defined in Exhibit E) or the date that is one hundred eighty (180) days after the Effective Date.

S. "Intellectual Property" shall mean: (I) title and/or ownership, (ii) copyright, (iii) patent rights, (iv) trade secret rights, (v) moral rights, (vi) ideas, know-how, and/or techniques, (vii) data model, and where applicable, and
(viii) trademark rights.

T. "Licensed Programs" means the Euronet AS400 software and associated PC programs identified in Exhibit B, including the Source Materials, for which Customer is granted a license pursuant to this Agreement, and the media, Documentation and Updates therefore provided by Euronet pursuant to the terms of this Agreement.

U. "Licensed Service Bureau" shall mean a Client authorized by Customer to use the Licensed Programs to provide services to Clients, and utilizing Customer's loan or deposit software products, and who has a written agreement with Customer that protects the Confidential Information and Licensed Programs as required under this Agreement.

V. "Ordinary Course of Business" shall mean the ordinary course of business of Seller consistent with past custom and practice (including with respect to quantity and frequency).

W. "Restriction Period" shall mean the period beginning on the Effective Date and ending on the date that is five (5) years (together with any modifications to the five (5) years in accordance with Section 5.A.v or 15.B.iii.b. of the Agreement) from end of the Update Period.

X. "ROW" shall mean that part of the world not included in EMEA, Asia/Pac, the United States, and United States territories).

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Y.     "Services" shall mean, collectively, the Professional Services (as defined in Section 8), the Warranty Services (as defined in Section 10), the Maintenance Services (as defined in Exhibit D) and the Support Services (as defined in Exhibit D).

Z. "Source Materials" shall mean source code (excluding DDS listings) from which object code is compiled and related Documentation. Encrypted code generated by Euronet products is not considered to be source code. Source Materials are part of the Licensed Programs under the Agreement.

AA.    "Standard Licensed Programs" shall mean the Licensed Programs listed in
Exhibit B without any modifications.

AB.    "Update" means any subsequent modification, enhancement or a subsequent release of a Licensed Program (including Developments but excluding Errors) that Euronet makes generally available to Licensed Program licensees at no additional license fee. Update shall also include Versions.

AC.    "Update Period" shall mean the shorter of (i) the eighteen (18) month period following the Installation Date or (ii) the period from the Installation Date through the date that the last Update is received by Customer prior to written notice from Customer that Customer no longer desires to receive Updates. Notwithstanding the definition of Update set forth in this Agreement, solely for the purpose of determining the Update Period, neither Developments nor enhancements for messaging, modules or programs required to support Europay MasterCard Visa chip-based cards shall be considered Updates.

AD.    "Versions" shall mean  new software that is issued when the core architecture is changed significantly, and which is identified as "version 3.X" or higher.

AE.    "Warranty Period" shall mean with respect to Version 1.5, the eighteen
(18) month period following the Effective Date and with respect to Version 2.2, the eighteen (18) month period following the Acceptance Date.

5.     LICENSED PROGRAMS AND SOURCE MATERIALS LICENSE

A.     GRANT OF LICENSE AND AUTHORIZED USES

Euronet grants to Customer, as of the Effective Date, a non-exclusive, perpetual, worldwide, royalty-free, irrevocable and non-terminable license to use each Licensed Program in accordance with the terms of this Agreement. During the Update Period, Euronet shall provide to Customer code for all Updates, and such Updates shall become a part of the Licensed Programs for purposes of the licenses granted in this Section 5. At the time of Delivery of each modification or enhancement to the Licensed Programs, Euronet shall provide notice to Customer of whether such modification or enhancement constitutes an Update for purposes of measuring the Restriction Period. Euronet shall deliver all such Updates in electronic source text and object form to meet the requirements of the Standard Licensed Programs and Customer shall be responsible for incorporating the code and making the system modifications to be compatible with Customer's modified version of the code.

i. Distribution License. Subject to the terms and conditions of this Agreement Euronet grants to Customer a nonexclusive, nontransferable, perpetual, irrevocable and non-terminable license to:

               a. as of the Acceptance Date, use distribute and provide the Licensed Programs, including but not limited to Customer using the License Programs to provide outsourcing and/or service bureau services and Customer providing Licensed Service Bureaus with the right to provide outsourcing and/or service bureau services; and

               b.   combine the Licensed Programs with other software; and

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               c.   reproduce the works therein in copies; and

               d. as of the Acceptance Date, sublicense, directly or via sub-sublicenses through Licensed Service Bureaus, source or object code for the Licensed Programs and Documentation, alone or in combination with other works; and

               e.   market and promote the Licensed Programs and Documentation;
                    and

               f. support and maintain the Licensed Programs and Documentation; and

               g. use the Licensed Programs and Documentation to provide EFT Network Services and, in connection therewith, provide to third parties (including but not limited to Clients) the relevant Client-Side Software.

         ii. Development License. Subject to the terms and conditions of this Agreement, Euronet grants to Customer a nonexclusive, perpetual, worldwide, royalty-free, irrevocable and non-terminable license to modify, develop, and enhance the Licensed Programs and Documentation, to make derivative products and to use and copy the Licensed Programs and Documentation in connection therewith. Euronet acknowledges and agrees that such modifications that are created by Customer or third parties are Customer Modifications.

         iii. Documentation License. Subject to the terms of this Agreement, Euronet grants to Customer a nonexclusive, perpetual, worldwide, royalty-free, irrevocable and nonterminable license to copy, use, reproduce and modify the Documentation. During the Update Period, Euronet will provide to Customer all versions, updates and modifications of the Documentation at no additional charge to Customer. Customer may distribute copies of all or a portion of the Documentation to Clients and third parties in support of the authorized use of the Licensed Programs.

         iv. Restrictions. The licenses granted in this Section shall be subject to the following restrictions during the Restriction
               Period:

               a.   WORLDWIDE

                    Customer shall not, directly or through third parties, lease, license, rent, sell, give or otherwise provide or convey Source Materials to any entity unless Customer also provides the source code for at least one product of Customer's proprietary core banking, teller, origination or data warehouse software to such entity and provides the Source Materials under terms no less protective of such Source Materials than of Customer's proprietary software.

               b.   IN EMEA AND ASIA/PAC

                    Customer shall not, directly or through third parties (including service bureaus): (i) use the Licensed Programs or Customer Modifications to provide EFT Processing Services with respect to any ATM's or POS devices located in EMEA or Asia/Pac; or
                    (ii) lease, license, rent, sell, give or otherwise provide or convey the Licensed Programs for use in the EMEA or Asia/Pac (1) to an entity that is not a Client or (2) to any entity to provide EFT Processing Services.

               c.   In ROW

                    Except for (i) Clients and (ii) clients headquartered in the United States (or a United States territory) utilizing EFT Network Services, Customer shall not, directly or through third parties (including service bureaus), lease, license, rent,

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                    sell, give or otherwise provide or convey the Licensed
                    Programs to entities for use in ROW or use the Licensed Programs in ROW.

       For the avoidance of doubt, except for the worldwide restriction set forth in subsection (a) above, the parties agree that Customer shall not be subject to any restrictions in the United States or in any of its territories; provided that Customer may not (directly or through third parties) violate the geographic restrictions set forth in subsections (b) and (c) above by providing such services from the United States or a United States territory. After the Restriction Period, Customer's use of the Licensed Programs and Customer Modifications shall no longer be subject to the restrictions set forth in this subsection iv. The restrictions in this Section do not apply to and shall not restrict Customer's ability to provide to third parties (including but not limited to Clients) the Client-Side Software in connection with the EFT Network Services.

       v. Decrease of Restriction Period. In the event Euronet undergoes a change of control of the corporate division supporting this Agreement, or of Euronet in excess of 50% of the ownership of the Euronet, and thereafter the transferred division or Euronet fails to abide by the terms of this Agreement during the Restriction Period, then, in addition to such other remedies as may be available to Customer pursuant to Section 15.A., Customer shall be released from the restrictions in subsection iv and the Restriction Period shall end as of such date.

       vi. Customer acknowledges that the Licensed Programs contain confidential, proprietary and trade secret information that belongs to and is the sole and exclusive property of Euronet. Customer covenants and agrees at all times during the Restriction Period to keep confidential, all information concerning the Licensed Programs and to take all reasonable security measures to protect the same. Nothing contained in this subsection vi shall restrict Customer's right to exercise the license rights set forth in this Section 5 including but not limited to Customer's right to subcontract any of Customer's development rights, even if such contractor is a competitor of Euronet.

       vii. Customer shall ensure that its agreements with Clients, Licensed Service Bureaus and other third-parties (including subcontractors, if any) protect the Licensed Programs, including the Source Materials, and other Confidential Information protected under this Agreement with at least the same degree of care that Customer uses to protect Customer's like- programs, materials and information, but not less than a reasonable degree of care.

6.     INTELLECTUAL PROPERTY

A. Euronet shall retain ownership of all copyrights, patent rights and other intellectual property rights in the unmodified Licensed Programs, and Customer shall have no implied ownership rights in or to the Licensed Programs, except as otherwise provided herein. Customer shall retain ownership of all copyright, patent rights and other intellectual property rights in the Customer Modifications, and Euronet shall have no implied ownership rights in or to the Customer Modifications. The parties shall mutually agree upon the ownership of any Developments prior to Euronet providing the Services to create those Developments.

B. To the extent ownership of Customer Modifications (and/or any Developments which are owned by Customer) does not vest in Customer in the first instance, Euronet shall assign all ownership rights in the Customer Modifications (and any Developments which are owned by Customer) to Customer. Euronet shall execute and provide any documents reasonably necessary to evidence and protect Customer's ownership rights in the Customer Modifications (and any Developments which are owned by Customer). To the extent permitted by law, Euronet waives and agrees not to assert any moral rights it may have to any Customer Modifications (and any Developments which are owned by Customer) that may inure to Euronet under copyright law. Euronet agrees to cooperate with Customer and to execute all documents necessary for Customer to apply to secure its copyright, patent and other intellectual property

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and ownership rights in the Customer Modifications (and any Developments which are owned by Customer) in all appropriate countries.

C. To the extent ownership of Licensed Programs (excluding any Developments which are owned by Customer) does not vest in Euronet in the first instance, Customer shall assign all ownership rights in the Licensed Programs (excluding any Developments which are owned by Customer) to Euronet. Customer shall execute and provide any documents reasonably necessary to evidence and protect Euronet's ownership rights in the Licensed Programs (excluding any Developments which are owned by Customer). To the extent permitted by law, Customer waives and agrees not to assert any moral rights it may have to any Licensed Programs (excluding any Developments which are owned by Customer) that may inure to Customer under copyright law. Customer agrees to cooperate with Euronet and to execute all documents necessary for Euronet to apply to secure its copyright, patent and other intellectual property and ownership rights in the Licensed Programs (excluding any Developments which are owned by Customer) in all appropriate countries.

D. Aside from Euronet's obligation to provide the Licensed Programs, Updates, Versions, Developments and the Services hereunder, neither party shall be obliged to disclose to the other any information concerning enhancements or other developments relating to the Licensed Programs that are created in the course of or during the Term of this Agreement.

E. Developments, Updates, and Versions of the Licensed Programs provided by Euronet shall become a part of the Licensed Programs, and as such are subject to all the terms and conditions of this Agreement.

7.     CHARGES, PAYMENT AND TAXES

A.     INVOICING AND PAYMENT

Euronet shall invoice Customer for License Fees that are included in Exhibit B, and Customer will pay Euronet for the license to use the Licensed Program and the Source Materials in the amounts and at the times stated in Exhibit B. Payments of invoiced amounts are due within thirty (30) days of the date of the invoice and shall be deemed overdue if they remain unpaid thereafter. Interest charges (at the prime rate published by Bank of America in Little Rock, Arkansas) will accrue on License Fees and invoiced amounts, on any reasonably undisputed balance not paid when due, provided that Euronet first gives Customer written notice of such nonpayment and the opportunity to make payment within ten
(10) business days of Customer's receipt of such notice.

B.     FEES FOR SERVICES

     i. Euronet will provide Warranty Services during the Update Period as described in Section 10 and such Warranty Services shall be included within the License Fees payable under this Agreement. Euronet will provide Maintenance and Support Services to Customer as described in Exhibit D and pursuant to the description of fees for Maintenance and Support Services in subsection 7.B.ii and Exhibit D.

     ii. As described in Exhibit D, the License Fees payable under this Agreement include two (2) Man Years of Support Services (as defined in item #6 of Exhibit D). If the two (2) Man Years of Support Services are exceeded, additional Professional Services shall be provided, upon the written request of Customer, subject to the following terms. Until the date that is five (5) years from the Effective Date, Customer shall pay Euronet for all the time spent performing such additional Professional Services at a rate of US$1000.00 per man day (or pro rata portion for partial man days), plus materials, taxes and expenses, including reasonable travel expenses. Beginning with the sixty-first
          (61st) month following the Effective Date, all Professional Services shall be provided at Euronet's standard time and materials ("T&M") rates for Professional Services as described in Section 8. Any monetary limit or time estimation stated for services in the Exhibits shall be an estimate only for Customer's budgeting and Euronet's resource scheduling purposes. If such estimated limits are

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          exceeded, Euronet will cooperate with Customer to provide continuing services on a T&M basis. Programming and other forms of software development are included in the Support Services; however, such services are provided by Euronet personnel on an "as available" basis.

     iii. Following the initial Warranty Period for Version 2.2, Customer may, upon written notice and at Customer's option, renew the Maintenance and Warranty Services provided under this Agreement for an additional twelve (12) months at a rate of US$650,000 (six hundred and fifty thousand US dollars) for the additional period. Any such extension of maintenance shall have no effect upon the measurement of the Restriction Period.

C.     TAXES

Unless otherwise expressly agreed to in writing, all prices hereunder are exclusive of local excise, sales, use, ad valorem, and similar taxes or duties. Such taxes and/or duties shall be paid exclusively by the party that is responsible for such tax, and the other party shall not be liable for any such taxes and duties, regardless of whether or not the same are separately stated. The parties will cooperate with each other in determining the extent to which any tax is due and owing under the circumstances, and shall provide and make available to each other any information regarding out-of-state use of materials, services or sale and other exemption certificates or information reasonably requested by either party.

8.     PROFESSIONAL SERVICES

A. "Professional Services" (i.e., services provided by Euronet, other than Warranty Services, Maintenance Services and Support Services) may be contracted as requested by the Customer and may be provided subject to Euronet staff availability. Requests for any support provided for in this Section must be made in writing in a format acceptable to Euronet and must be agreed in writing by Euronet. Such writings may be transmitted electronically.

B. Customer may, at Customer's sole discretion, establish a dial-in capability to support the Services. In such case, each party shall be responsible for all of its own costs associated with such capability, including but not limited to, purchasing and maintaining its own equipment, line costs, setting up and maintaining its own hardware ports and long-distance telephone charges, if any.

C. Programming and software development services requested by Customer are considered Support Services hereunder until the two (2) Man Years of Support Services are completed. Thereafter, programming and software development services shall be provided at the Professional Services rate of $1000 per day for the remainder of the initial five (5) years of this Agreement and at Euronet's standard Professional Services rates thereafter, plus materials, taxes and expenses, including reasonable travel expenses.

D. In connection with the two (2) man years of Support Services, Customer shall not be charged for travel time for Services rendered within the United States. If any Services provided by Euronet require travel of Euronet personnel outside the United States or if the travel is related to any Professional Services, Euronet will include charges for such travel time at Euronet's standard rates in addition to expenses, including reasonable travel expenses.

9.     ADDITIONAL OBLIGATIONS

Euronet shall provide to Customer, as Exhibit C to this Agreement, a list of third-party software that Euronet uses in its standard operating environment with the Licensed Programs. Customer shall be responsible for providing the hardware and software resources, including third-party hardware and software, communication lines and/or modems and associated technical resources, except that Euronet shall be responsible for providing any necessary hardware and software resources, including third party hardware and software, which are not specified on Exhibit C and which are used by Euronet in Euronet's operating environment. Customer shall be responsible for establishing the operating environment in

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Maitland, Florida prior to Installation sufficient to allow the parties to evaluate the Licensed Programs against the applicable items listed in Exhibit E.

10.    WARRANTY AND REMEDIES

A.     WARRANTY TERMS

       i.    EXCLUSIONS

             Customer Modifications and other modifications not provided by Euronet shall not be entitled to warranty protection under this Agreement. Further, Euronet shall not be responsible for any failure or Critical Error (as defined in subsection B) to the extent such failure or Critical Error is caused by any Customer Modification or other modification of the Licensed Programs not provided by Euronet. Euronet shall not be liable for any damages sustained by Customer or third parties resulting from modifications not provided by Euronet.

       ii    PROGRAM WARRANTY

             (1) Version 1.5 Performance Warranty. Except as provided in Section
                 10.A.i. above, with regard to Version 1.5 Licensed Programs, during the Warranty Period, Euronet warrants that each Standard Licensed Program provided in Version 1.5 and each Update and Development thereto (if any) will perform in the Ordinary Course of Business and will provide Customer with all regulatory and network mandates which Euronet provides generally to its customers. Without limiting the foregoing, the parties agree that this warranty requires Euronet to remedy any Critical Errors in accordance with Exhibit F (unless Version
                 1.5 is withdrawn for all Euronet United States customers during such eighteen (18) month period in which case Euronet shall provide Customer with notice within the same time and manner as other customers of Euronet).

             (2) Version 2.2 Performance Warranty. Except as provided in Section
                 10.A.i. above, Euronet warrants that each Version 2.2 Licensed Program and each Update and Development will perform in all material respects in accordance with the Documentation and will provide Customer with all regulatory and network mandates which Euronet provides generally to its customers during the longer of: (a) the Warranty Period; or (b) the first ninety (90) days following the Delivery of an Update or Development or the date of Delivery of the repair of the applicable Error (as described in Section 10.B.i), whichever is applicable. Euronet does not warrant that the Licensed Programs will operate in combinations other than as specified in the Documentation or that the operation of the Licensed Programs will be uninterrupted or error-free.

             (3) Virus Warranty. Except as disclosed on Exhibit G, no software contained within the Licensed Programs contains any timer, virus, copy protection device, disabling code, clock, counter or other limiting design or routine which causes such software (or any portion thereof) to become erased, inoperable, impaired, or otherwise incapable of being used in the full manner for which it was designed and contemplated under this Agreement.

       iii.  MEDIA WARRANTY

             Except as provided in Section 10.A.i. above, Euronet warrants the tapes, diskettes or other media to be free of defects in materials and workmanship under normal use for ninety (90) days from the date of delivery to Customer of such tapes, diskettes or other media.

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       iv.           SERVICES WARRANTY

                     Euronet warrants that its Services will be performed in a timely, competent, workmanlike, and professional manner.

       v.            INTELLECTUAL PROPERTY WARRANTY.

              (1) Euronet represents and warrants that it owns or has all applicable rights to license the Licensed Programs and Documentation, including all applicable Intellectual Property rights inherent therein, and neither the license nor use as permitted hereunder will constitute an infringement or other violation of any U.S. trademark, copyright, patent, trade secret or other intellectual property right of any third party or any foreign trademark, copyright, patent, trade secret or other intellectual property right of any third party in a country where Euronet has licensed the Licensed Programs.

              (2) Euronet represents and warrants, as of the Effective Date, that each item of the Licensed Programs listed on Exhibit B exists and that during the Update Period, no item of Version 2.2 of the Licensed Programs listed on Exhibit B will be sundowned or withdrawn.

              (3) Euronet represents and warrants that, as of the Effective Date, the Licensed Programs are not the subject of any suit, action or proceeding which involves a claim of infringement or misappropriation of any Intellectual Property right of any third party. Euronet represents and warrants that, as of the Effective Date, Euronet has not received any written notice alleging any such claim or possible claim or offering to license any third party Intellectual Property in order to avoid or lessen the chance of being subject to any such claim.

              (4) Euronet represents and warrants that the Licensed Programs are protectable under applicable copyright law and have not been forfeited to the public domain and have been registered with the U.S. Copyright Office or are eligible for registration.

              (5) Euronet represents and warrants that, except as provided on Exhibit H, there is no third party Intellectual Property which is incorporated in or an essential component of the Licensed Programs.

       vi. AUTHORIZATION OF TRANSACTION. Euronet represents and warrants that it has the full power and authority to execute and deliver this Agreement and to perform its obligations set forth in this Agreement. This Agreement constitutes the valid and legally binding obligation of Euronet and is enforceable in accordance with its terms.

       vii. NONCONTRAVENTION. Euronet represents and warrants that it has not entered into any other agreement still in effect which renders it incapable of satisfactorily performing its obligations hereunder, or which places it in a position of conflict of interest or inconsistent with its obligations hereunder.

B.     REMEDIES

For any breach of the warranties contained in Sections 10.A.ii, iii and iv, the following non-exclusive provisions shall apply:

       i. FOR PROGRAMS. Euronet's obligation is to remedy any Program Warranty breach as provided in the following subsections:

                     a. Customer must notify Euronet in writing within the periods warranted of any breach of the Program Warranties.

              b. Euronet will (at no charge to Customer and not as part of the two (2) Man Years of Support Services) correct and repair any Critical Error in the Licensed Programs and/or Update(s) ("Warranty Services").

              c. The parties will utilize the process set forth in Exhibit F for the Warranty Services.

              d. If Customer notifies Euronet that the Customer suspects an Critical Error, Euronet shall use reasonable diligence to confirm the existence of such Critical Error at Euronet's place of business and Euronet will promptly correct actual Critical Errors discovered.

              e. Except as set forth in Section 10.A.i. regarding modifications not made by Euronet, NO work performed by Euronet under the warranties provided herein shall not be counted toward the two (2) Man Years of Support Services described in Exhibit D. If it is ultimately determined that no Critical Error exists, the effort expended in correcting the error shall count toward the two (2) Man Years of Support Services; however, the time spent determining whether a Critical Error exists shall not.

              f. Customer will reasonably cooperate with Euronet in the determination of solutions to all suspected Critical Errors, including, but not limited to, supplying data requested by Euronet, access to Customer equipment, and implementation of Euronet-supplied fixes and data gathering changes. Customer shall, at Euronet's reasonable request, allow remote access to Customer's system via Internet or Dial-Up modem to allow remote testing, diagnosis and correction.

              g. All suspected Critical Errors must be reported to Euronet on a document acceptable to Euronet; provided, however that failure of Customer to report the Critical Error on Euronet's form shall not result in a denial of warranty coverage unless (and then solely to the extent) such failure causes prejudice to Euronet.

       ii.    FOR MEDIA

              The replacement of defective media returned to Euronet within ninety (90) days of the date of delivery to Customer.

       iii.   FOR SERVICES

              The reperformance of the Services at no additional charge to Customer. Such reperformance of the Services shall not be counted against the two (2) Man Years of Support Services. Additionally, breach of this provision may subject Euronet to the terms of Section 15 .A.

C. THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11.    LIMITATION OF LIABILITY

A. Except for obligations to make payments hereunder (including the remedies provided set forth in 15.B.iii.a.) and except for Euronet's obligations set forth in Section 12, each party's liability for any claim, cause of action or liability, whether sounding in contract, tort or otherwise arising under or related to this Agreement shall be limited to its direct damages, actually incurred, and shall not exceed US$650,000 (six hundred and fifty thousand US dollars).

B. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER, FOR LOSS OF REVENUE OR PROFITS OR FOR CLAIMS OR DEMANDS MADE BY THIRD PARTIES, EVEN IF THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

C. Except as expressly provided herein, neither party, its agents or employees shall be liable for any lost profits of the other party or any claims or demands made against the other party by a third party.

D. Under no circumstances will Euronet be liable for damages to the extent directly resulting from Customer Modifications or to the extent caused by Customer's failure to install Euronet supplied Updates.

E. Customer acknowledges that the Customer has the final responsibility to review the functioning of the Licensed Programs and any changes supplied by Euronet. Customer shall verify for itself that the Licensed Programs meet the needs and appropriate use intended by Customer and that the Licensed Programs function accurately for Customers processing environment. Customer acknowledges that Customer has the final responsibility for configuration of hardware and system software for the equipment on which the Licensed Programs run. Under no circumstances will Euronet be liable for damages for any configuration errors for hardware or software other than the unmodified Licensed Programs. Customer also acknowledges that it is ultimately responsible for insuring that proper backups of the Licensed Programs and data are performed; and since Euronet's Licensed Programs are only a part of Customer's full data processing solution, that Customer is responsible for the complete configuration of computer hardware and non-Euronet software necessary to perform Customer's functions; and that Customer is responsible to insure correctness of data entry and that proper security procedures are in place for Customer's operations.

12.    INFRINGEMENT AND REMEDY

A. Each party (the "Indemnifying Party" or "Provider") will defend and indemnify the other party and its clients (the "Indemnified Party" or "Recipient") against a claim that any information, design, specification, instruction, software, data, or material furnished by the Provider ("Material") as part of the Licensed Programs or Customer Modifications, as applicable, infringes a U.S. copyright, patent or other Intellectual Property right or a foreign copyright, patent or other Intellectual Property right in a country in which the Euronet has licensed the Licensed Programs as of the Effective Date (the "Claim") provided that the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

B. The Indemnifying Party will have the right to defend the Indemnified Party against the Claim with counsel of its choice satisfactory to the Indemnified Party so long as (1) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Claim and fulfill its indemnification obligations hereunder, (2) the Claim involves only money damages and does not seek an injunction or other equitable relief, (3) settlement of, or an adverse judgment with respect to, the claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party and (4) the Indemnifying Party conducts the defense of the Claim actively and diligently.

C. So long as the Indemnifying Party is conducting the defense of the Claim in accordance with subsection B. above, (1) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Claim and (2) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of the Indemnifying Party.

D. In the event any of the conditions in Section 12.B. above is or becomes unsatisfied, however, (1) the Indemnified Party may defend against and consent to the entry of any judgment or enter into any settlement with respect to, the Claim (provided that the Indemnified Party consults with and obtains the consent from, the Indemnifying Party in connection therewith), (2) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Claim (including reasonable attorneys' fees and expenses) and (3) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Claim to the fullest extent provided in this Section 12.

E. The Provider shall have no liability for any claim of infringement resulting specifically from: (a) the Recipient's use of a superseded or altered release of some or all of the Material if infringement would have been avoided by the use of a subsequent unaltered release of the Material that is provided to the Recipient; (b) the combination, operation, or use of some or all of the Material or any modification thereof provided for under this Agreement with information, software, specifications, instructions, data, or materials not furnished by the Provider if the infringement would have been avoided by not combining, operating, or using the Material or the modification thereof, with such information, software, specifications, instructions, data, or materials;
(c) some or all of the Material or the modification thereof, which is based on the Recipient's Material but only to the extent that such Material is Recipient's; or (d) any information, design, specification, instruction, software, data or material not furnished by or on behalf of the Provider.

F. In the event that some or all of the Material is held or is believed by the Provider to infringe, the Provider shall have the option, at its expense, to: (a) modify the Material so that it meets the same specifications so as to be non-infringing; (b) replace the Material with non-infringing material that meets the same specifications as the infringing Material; or (c) to obtain for the Recipient, at no cost to Recipient, a license to continue using the Material.

G. This section states each party's entire liability and exclusive remedy for infringement.

13.  FORCE MAJEURE

Euronet shall not be liable for any delay in performing any obligation to Customer hereunder due to any cause beyond Euronet's reasonable control, including but not limited to delays by Customer, acts of other vendors, acts of civil or military authority, labor disputes, fire, riots, civil disturbance, sabotage, war, terrorism, embargo, blockage, floods, earthquakes, epidemic, delays in transportation, and governmental restrictions. Euronet time to perform shall be increased to the extent necessitated by such causes.

14.  NO IMPLIED WAIVERS

The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor, shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

15.  REMEDIES FOR BREACH

A.   BREACH BY EURONET

     i. Subject to the provisions of Section 11.A., Customer may seek damages from Euronet by written notice to Euronet upon any breach of Euronet's obligations under this Agreement if such breach, in the reasonable judgment of Customer, materially and adversely affects Customer and Euronet has not corrected such breach within thirty (30) days of such notice or is not working diligently in good faith to cure such breach in cases where a breach cannot reasonably be expected to be cured within thirty (30) days. In the event that Euronet fails to remedy the breach of any Program Warranty, such damages may include the cost to Customer, including without limitation internal and third party costs, of repairing any Critical Errors or other failures in the Licensed Programs. In the event Euronet fails to remedy the breach of the Services Warranty, such damages may include without limitation the cost to Customer of internal or third party resources used to remedy such failure. The licenses granted in Section 5.A. shall continue regardless of Customer's exercise of its rights pursuant to this Section. ii.

          In the event of a threatened or actual breach by Euronet of this Agreement, monetary damages alone shall not be an adequate remedy, and Customer, in addition to monetary damages, shall be entitled to injunctive, equitable, and other legal relief against such breach as may be awarded by a court of competent jurisdiction plus reasonable expenses (including attorneys fees and costs).

B.   BREACH BY CUSTOMER

     i. The licenses granted pursuant to Section 5 of this Agreement are irrevocable and this Agreement may not be terminated by Euronet.

     ii. Subject to the provisions of Section 11.A., Euronet may seek damages from Customer by written notice to Customer upon any breach of Customer's obligations under this Agreement if such breach, in the reasonable judgment of Euronet, materially and adversely affects Euronet, and Customer has not corrected such breach within thirty (30) days of such notice or is not working diligently in good faith to cure such breach in cases where a breach cannot reasonably be expected to be cured within thirty (30) days.

     iii. In the event Customer breaches any restriction under Section 5.A.iv. the parties agree that:

     a. Euronet's sole and exclusive remedy shall be that Customer shall, at Customer's sole discretion and within thirty (30) days of being notified by Euronet of such breach, either: (1) pay to Euronet 2 times
          (2X) the revenue Euronet would have charged for the licenses of and/or EFT processing services utilizing (as determined by the offerings under the agreement causing the breach) the Licensed Programs; or (2) Customer shall remedy the breach of the restriction (by reversing the portion of the agreement that violates the restriction. If Customer elects to pay Euronet 2X the revenue Euronet would have charged, such amount shall be determined based on the average of the last three (3) comparable sales made by Euronet or based on Euronet's then-current standard pricing,whichever is less.

     b. Regardless of whether Customer remedies the breach of the restriction as described above, for each breach of the restrictions under Section 5.A.iv., one (1) year shall be added to the Restriction Period.

iii. In the event of a threatened or actual breach by Customer of Sections 5.A. or 20 of this Agreement, the parties agree that monetary damages alone shall not be an adequate remedy, and Euronet shall be entitled to injunctive or other equitable relief against such breach as may be awarded by a court of competent jurisdiction plus reasonable expenses (including attorneys fees and costs). Any such remedies shall not include termination of this Agreement or any of the licenses granted hereunder.

C. No election of any remedy shall be construed as a waiver of or prohibition against any other remedy in the event of a breach hereunder.

16.  BINDING AGREEMENT

This Agreement shall be binding upon the successors and permitted assigns of the parties. The parties hereto, for themselves and for their successors and permitted assigns, agree to execute any instrument in writing which may be necessary or proper to carry out the purposes and intent of this Agreement.

17.  NOTICES

Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed properly given when delivered by the appropriate government postal service with return receipt; by a generally recognized commercial courier, postage prepaid; or when transmitted by facsimile followed by delivery of the original copy via the appropriate government postal service, addressed:

A. In case of Euronet to: Euronet USA Inc., 17300 Chenal Parkway, Little Rock, Arkansas, 72223, U.S.A., FAX 501-218-7203 Attn: Executive Vice President or to such other person or address as Euronet may from time to time furnish to Customer. Customer shall also fax a copy of such Notice to Euronet's Office of General Counsel in France at +33-1-4722-3282, or to such other number or address as Euronet may from time to time furnish to Customer.

B. In case of Customer, to the Authorized Representative and address on page one of this Agreement or to such other person or address as Customer may from time to time furnish to Euronet. Euronet shall also fax a copy of such Notice to Customer's Office of General Counsel at (501)220-4034, or to such other number or address as Customer may from time to time furnish to Euronet.

Each party shall at all times maintain an accurate and current address with the other party.

18.  NON-HIRING OF EMPLOYEES

Each party acknowledges that the other party has gone to considerable time, effort, and expense to develop a well-trained, experienced and professional staff; and, in recognition thereof, during the first five (5) years of the Term of this Agreement, neither party will solicit, attempt to hire, or hire away any employee of the other party who provided services or support in connection with the Licensed Programs (except for clerical positions) to work as an employee, an advisor, or an independent consultant in connection with the Licensed Programs unless the prior written consent of the other party has been obtained or the employee has been terminated or the employee has voluntarily disassociated from the current employer for a period of at least one (1) year.

19.  COMPLETENESS OF INSTRUMENT; MODIFICATIONS
This Agreement constitutes the complete and exclusive agreement of the parties with respect to the Licensed Programs and Source Materials and supersedes any prior proposals, documents, commitments, or representations of any kind whether oral or written. Customer and Euronet agree that the provisions herein prevail over any variance of trade or prior performance to the contrary. All modifications and amendments hereto must be in writing and signed by duly authorized representatives of both parties, except as expressly provided in this Agreement.

20.  CONFIDENTIAL AGREEMENT, MEDIA AND MARKETING

A. By virtue of this Agreement, the parties may have access to information that is confidential to one another, including but not limited to the services performed by Euronet, the Developments, Customer Modifications, Licensed Programs, including Source Materials, the terms and pricing under this Agreement, and all information clearly identified as confidential (collectively, the "Confidential Information"). "Confidential Information" expressly includes all "non-public personal information" as defined in Title V of the Gramm-Leach-Bliley Act (15 U.S.C. Section 6801, et seq.) and the implementing regulations thereunder (collectively, the "GLB Act"), as the same may be amended from time to time, that Euronet receives from or at the direction of Customer and that concerns any of "customers" and/or "consumers" (as defined in the GLB
Act) of financial institutions that are customers of Customer.

B. A party's Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly form the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party.

C. All Confidential Information disclosed by Euronet or Customer to the other during the term of this Agreement (1) shall be deemed the property of the disclosing party, (2) shall be used solely for the purposes of administering and otherwise implementing the terms of this Agreement, and (3) shall be protected by the receiving party in accordance with the terms of Section 20. The parties agree to hold each other's Confidential Information in confidence during the Term of this Agreement, except for: i) Licensed Programs, which shall be held in confidence by Customer for the initial five (5) years after the Effective Date of this Agreement; and ii) Customer's Clients' personal information, which shall be held in confidence indefinitely. The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party for any purpose other than the implementation of this Agreement or to exercise its rights under the Agreement. Neither party shall reproduce in any form, or provide, disclose, or give access to such Confidential Information to any third party or to any employee not having a need to know the Confidential Information, and shall not use the Confidential Information for any purpose other than to perform its obligations and exercise its rights under this Agreement. Each party agrees to use the same degree of care it uses to protect its own confidential information of like nature and importance, but in no event less than reasonable care, including taking all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement. Nothing in this Section 20 shall restrict Customer's right to furnish or otherwise provide the Licensed Programs (including Updates, Developments and Versions), Documentation and other Confidential Information to Clients or Customer's right to engage subcontractors and agents to perform work in connection with the Licensed Programs (including Updates, Developments and Versions) or Documentation, even if such subcontractor or agent is a competitor of Euronet, provided however, such Licensed Programs, Documentation and Confidential Information are provided subject to Customer's written restrictions on such subcontractor's or agents use of Customer's programs, documentation and confidential and proprietary information; such restrictions to be at least as protective of Euronet's rights in the Licensed Programs as are the provisions of this Agreement.

D. No copy of this Agreement, nor any information relating to the Agreement or discussions, negotiations, terms or conditions related to this Agreement, may be disclosed to any third party, except by reason of legal, accounting or regulatory requirements, without prior written permission of the other party. Each party agrees to exercise due diligence in limiting disclosure to the minimum necessary under the particular circumstances.

The parties shall consult with each other in preparing any press release, public announcement, news media response or other form of release of information concerning this Agreement or the transactions contemplated hereby that is intended to provide such information to the news media or the public (a "Press Release"). Neither party shall issue or cause the publication of any such Press Release without the prior written consent of the other party; except that nothing herein will prohibit either party from issuing or causing publication of any such Press Release to the extent that such action is required by applicable law or the rules of any national stock exchange applicable to such party or its affiliates, in which case the party wishing to make such disclosure will, if practicable under the circumstances, notify the other party of the proposed time of issuance of such Press Release and consult with and allow the other party reasonable time to comment on such Press Release in advance of its issuance.

21.           MISCELLANEOUS

A.  DISPUTES AND ARBITRATION

    i. The parties shall attempt to settle any disputes arising out of or in connection with this Agreement through negotiation and consultation before resorting to arbitration. In the event a dispute arises between Euronet and Customer with respect to the terms and conditions of this Agreement, or any subject matter governed by this Agreement, other than disputes regarding a party's compliance with the provisions of Section 20 (Confidentiality) , such dispute shall be settled as set forth in this section. If either party exercises its right to initiate the dispute resolution procedures under this section, then during such procedure any time periods providing for curing any material breach (including the payment of penalty or damages) under Section 15 shall be automatically suspended.

    ii. If any party shall have any dispute with respect to the terms and conditions of this Agreement, or any subject matter referred to in or governed by this Agreement, that party (through the President, Integrated Financial Solutions division of Customer or the Managing Director of the Software Division of Euronet, as the case may be) shall provide written notification to the other party in the form of a claim identifying the issue or amount disputed and including a detailed reason for the claim. The party against whom the claim is made shall respond in writing to the claim within thirty (30) days from the date of receipt of the claim document. The party filing the claim shall have an additional ten (10) business days after the receipt of the response either to accept the resolution offered by the other party or to request implementation of the procedures set forth in subsection A.iii. below (the "Escalation Procedures"). Failure to meet the time limitations set forth in this Section shall result in the implementation of the Escalation Procedures.

    iii.             Escalation Procedures.

                     (a) Each of the parties agrees to negotiate, in good faith, any claim or dispute that has not been satisfactorily resolved following the claim resolution procedures described above. To this end, each party agrees to escalate any and all unresolved disputes or claims in accordance with this subsection iii before taking further action.

                     (b) If the negotiations conducted pursuant to subsection A.ii. above do not lead to resolution of the underlying dispute or claim to the satisfaction of a party involved in such negotiations, then either party may notify the other in writing that she/he desires to elevate the dispute or claim to the President of Customer and the President of Euronet for resolution. Upon receipt by the other party of such written notice, the dispute or claim shall be so elevated and the President of Customer and the President of Euronet shall negotiate in good faith and each use reasonable best efforts to resolve such dispute or claim. The location, format, duration and conclusion of these elevated discussions shall be left to the discretion of the representatives involved. Upon agreement, the representatives may utilize other alternative dispute resolution procedures to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as Confidential Information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in subsequent proceedings between the parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in such subsequent proceeding.

    iv. Arbitration Procedures. In the event that a claim, controversy or dispute between the parties with respect to the terms and conditions of this Agreement, or any subject matter governed by this Agreement, which is subject to arbitration hereunder and which has not been resolved by use of the claims procedures described above, either party may, within thirty (30) days after the conclusion of the discussions described above, request binding arbitration of the issue in accordance with the following procedures:

                        (a) Either party may request arbitration by giving the
                            other involved party written notice to such effect, which notice shall describe, in reasonable detail, the nature of the dispute, controversy or claim. Such arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association ("AAA")

                        (b) The arbitration will be held in Little Rock,
                            Arkansas or such other city as is mutually agreed to by the parties, before a sole arbitrator who is knowledgeable in business information and electronic data processing systems. The arbitrator will be obligated to apply and follow the substantive law of the state of Florida, as provided below.

              (c) The arbitrator's award will be final and binding and may be entered in any court having jurisdiction. The arbitrator may grant injunctions or other relief in such dispute but will not have the authority to award consequential, punitive or exemplary damages, or any damages excluded by, or in excess of, any damage limitations expressed in this Agreement.

              (d) An award or order issued pursuant to any such arbitration proceeding shall be enforceable in any jurisdiction in which the party against which the award or order is entered has assets by filing a certified copy thereof in a court of competent jurisdiction, whereupon the parties hereto specifically consent to the entry of a final, non-appealable judgment confirming and enforcing said arbitration award or order.

              (e) Notwithstanding the foregoing, the parties agree that the only circumstance in which disputes between them will not be exclusively subject to binding arbitration is a circumstance in which either party has breached or threatened to breach Sections 5.A. or 20 of this Agreement and when an immediate remedy and/or prevention is required.

              (f) If either party brings an arbitration action to enforce its rights under this Agreement, each party shall bear its own costs unless otherwise ordered and directed by the arbitrator.

B.     SEVERABILITY

If any provision herein shall for any reason be held invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall be replaced by a mutually acceptable provision which, being valid, legal, and enforceable, comes closest to the intent of the parties underlying that provision.

C.     GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. No action, regardless of form, arising out of this Agreement may be brought by either party more than two (2) years after the cause of action has occurred.

D.     CURRENCY

All amounts referred to herein or in other documents related to this Agreement shall be U.S. Dollars unless otherwise designated.

E.     THIRD-PARTY SOFTWARE.

Exhibit C lists software from other vendors that is utilized in Euronet's standard development environment. Customer shall be responsible for obtaining licenses directly from the vendor. Except as expressly provided by vendor, such software is provided without warranty of any kind whether express or implied, including without limitation warranties of merchantability and fitness for a particular purpose, and Euronet shall assume no liability whatsoever relative to this software.

F.     HEADINGS.
The paragraph headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not in any way offset the meaning or interpretation of this Agreement.

G.  ASSIGNMENT.

i. Neither party shall assign, delegate, or otherwise convey or transfer (the "Assignment") its rights, interests or obligations under this Agreement to any person or entity without the prior written consent of the other party, except that either party may assign, delegate, or otherwise convey or transfer its rights, interests or obligations under this Agreement to any majority-owned subsidiary of such party or to an entity which acquires substantially all of the business assets of the business unit of such party which provides services utilizing the Licensed Programs, upon notice to, but not upon prior written consent of, Customer or Euronet, as appropriate. All obligations and duties of any party under this Agreement shall be binding on all successors in interest and permitted assigns of such party. The assignee or transferee shall, upon completion of the Assignment, automatically succeed to the corresponding rights, interests, and obligations of the assigning and transferring party and shall be a successor of such party for purposes of this Agreement.

ii. In the event Euronet proposes to sell or transfer all or substantially all of its ownership rights in the Licensed Programs, Euronet shall provide Customer with notice and the ability to make an offer for the assets Euronet is proposing to sell or transfer.

22. ENTIRE AGREEMENT

A. This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement.

B. It is expressly agreed that the terms of this Agreement shall supersede the terms in any Customer purchase order or other ordering document. This Agreement shall also supersede all terms of any unsigned or "shrinkwrap" license included in any package, media, or electronic version of Euronet-furnished software and any such software shall be licensed under the terms of this Agreement, provided that the use limitations contained in an unsigned ordering document shall be effective for the specified licenses.

C. The pricing in this agreement reflects the distribution of intellectual property rights to Euronet and Customer.

The individuals executing this Agreement personally represent and warrant their capacity and legal authority in executing this Agreement for parties in the capacities shown below.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year written below.

ALLTEL INFORMATION SERVICES, INC.           Euronet USA Inc.



--------------------------------            -----------------------------
By                                          By



Gary Norcross ____________________          _____________________________
Printed Name                                Printed Name

President, Integrated Financial Solutions      _____________________________
Title                                          Title


----------------------------                   -----------------------------

Date                                           Date

                                    EXHIBIT B

                                LICENSED PROGRAMS
                          Pricing, Terms and Conditions


--------------------------------------------------------------------------------
ITEM: Licensed Programs, including Source Materials for the IBM AS/400 and PC-Based Products License Fee(s)

One copy of  each of the following:          $5,000,000

Product

                                                                         Available in 1.5     Available in 2.2
Integrated Transaction Management - Comprehensive Transaction Set               X                    X

ATM Device Support - Diebold Cash Source Plus 100/200                           X                    X

ATM Device Support - NCR MCD Dial Up ATM                                        X                    X

ATM Device Support - Diebold 911                                                X                    X

ATM Device Support - Diebold 912                                                X                    X

ATM Device Support - Diebold Controller                                         X                    X

ATM Device Support - NCR Native                                                 X                    X

ATM Device Support - Triton Dial Up ATM                                         X                    X

ATM Device Support - PBM 4730 4731 4732                                         X                    X

ACM                                                                             X                    X

Communications Module - Path I                                                  X                    X

Communications Module - 5250                                                    X                    X

Communications Module - SNA/SDLC LU0                                            X                    X

Communications Module - Path V                                                  X                    X

Communications Module - 3780 Bisync                                             X                    X

Racal HSM Interface Module                                                      X                    X

Vendor Application Interface - Horizon                                          X                    X

Card Management System                                                          X                    X

Euronet Bill Payment System                                                     X                    X

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Euronet Commercial Internet Banking                 X                 X

Euronet Personal Internet Banking                   X                 X

Telephone Banking                                   X                 X

ATM Availability Report                             X                 X

Password/Pin Management                             X                 X

EPA                                                 X                 X

Host PIN Verification                               X                 X

Voice File Management                               X                 X

Gold-Net                                            X                 X

EFT Connection - Deluxe                             X                 X

EFT Connection - Visa DPS                           X

EFT Connection - ITS                                X                 X

EFT Connection - EDS                                X

EFT Connection - MAC                                X

EFT Connection - MAC ISO                                              X

EFT Connection - Midwest Payment Systems            X

EFT Connection - NORWEST                            X

EFT Connection - NYCE                               X

EFT Connection - STAR                                                 X

EFT Connection - Pulse                              X

EFT Connection - DASH                               X

EFT Connection - TYME                               X

POS Management - Visa II Message Format             X

POS Management - ISO 8583 Message Format            X                 X

POS Management - ISO 8583 Message Format with EDC                     X

Communications Module - X.25                        X                 X

Communications Module - TCP/IP                      X                 X

Gold-Net (Unilateral) Settlement                    X                 X
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Fees & Analysis                                 X                   X

Host PIN Verification                           X                   X

Merchant Draft Entry                                                X

Merchant Management                                                 X

POS Workstation Authorization                   X                   X

-------------------------------------------------------------------------------

License Fees                                            $5,000,000.00
-------------------------------------------------------------------------------

The Licenses Fee(s) shall be due and payable as follows:

   . 50% of the License Fee is due and payable upon execution of this Agreement by both parties;

   . 40% of the License Fee is due and payable on the Acceptance Date as defined in Step 5 of Exhibit E; and

   . 10% of the License Fee is due and payable twelve (12) months from the . Effective Date of this Agreement, and shall be released to Euronet provided Euronet has substantially performed or is substantially performing the Maintenance and Support Services described in Exhibit D.

SERVICES
-------------------------------------------------------------------------------
The Warranty, Maintenance and Support Services are included in the License Fees. In the event Customer requires Professional Services beyond the Warranty, Maintenance and Support Services, the parties shall consider amending Exhibit and Exhibit D to add such Professional Services pursuant to the terms of this Agreement.

-------------------------------------------------------------------------------

The foregoing product(s) price(s) is based on the following considerations:

Onsite Requirements
This project provides for two (2) Man Years worth of qualified resources to be dedicated to Customer, and the fees for such Support Services are included in the License Fees. One-half of one (.5) Man Year is to be at Customer's location, and the associated travel, lodging, entertainment and other out-of-pocket expenses are included in the License Fees. Any travel and related expenses in excess of US$25,000 (twenty-five thousand US dollars) will be invoiced to Customer on an actual cost basis. .

                                    EXHIBIT C

                         REQUIRED HARDWARE AND SOFTWARE

                             Development Environment

IBM AS/400 Hardware and Related Equipment

There are no specific AS/400 hardware dependencies other than connectivity-related hardware, and adequate disk storage. Therefore it is assumed that a normal AS/400 operating environment will be provided, including adequate hardware resources for printing, distribution media, system backups, connection of Developer workstations, etc. It is further assumed that the following hardware resources will be available on the Development AS/400 for use by the ITM application.

          .    Disk Storage requirement is estimated to be XXXX Gb.
          .    Ethernet connectivity will be required for the Racal HSM
               device(s).
          .    TCP/IP connectivity is recommended for the Test ATM device(s).
          .    TCP/IP connectivity is recommended for the Test Hypercom
               device(s).
          .    TwinAxial connectivity will be required for the ITM 1.5 version of EPA and Path V.

IBM OS/400 and Related Software

   Model #      Feature #                     Description
   5733-SM3       0000             AS/400 SW Version 4.5 (or higher)

   5755-AS5       0000             V4 SYSTEM PROGRAM ORDER
                  2503             COMM UTIL (5769-CM1)
                  2508             QUERY (5769-QU1)
                  2511             DB2 QRY KIT (5769-ST1)
                  2512             ILE RPG (5769-RG1)
                  2516             CA WINDOWS (5769-XW1)
                  2525             PERF TOOLS (5769-PT1)
                  2526             ADTS (5769-PW1)
                  2610             PT/400 MGR (5769-PT1)
   5769-CM1       0000             COMMUN UTILITIES FOR AS/400
   5769-PT1       0000             PERFORMANCE TOOLS
   5769-PW1       0000             APPL DEVEL TOOLSET
   5769-QU1       0000             QUERY FOR AS/400
   5769-RG1       0000             ILE RPG FOR AS/400
   5769-ST1       0000             DB2 QUERY MGR & SQL DEV KIT
                  0000             C/C++ FOR AS/400
                  0000             HTTP WEBSERVER FOR AS/400

Additional Third-party Software for the AS/400

  .  Progen
  . Visual Lansa Developers Environment (required for ITM 2.2 only) . Visual Lansa Run-Time Environment (required for ITM 2.2 only)
  .  JBA Guidelines 3.2 (required for ITM 2.2 only)

   .  JBA Guidelines Run-Time Environment (required for ITM 2.2 only)

Developer Workstation

   . Visual Lansa Developer License [per seat license is required] (required for ITM 2.2 only)
   .  Borland Builder Professional 4 (required for ITM 2.2 only)
   .  Borland Builder Enterprise 5 (required for ITM 2.2 only)
   .  Multilizer [required for multilingual product support] (required for ITM
      2.2 only)
   . JBA Guidelines 3.2 [per seat license is required] (required for ITM 2.2 only)
   . Parity/Dialogic Graphical VOS 7 [required only for personnel developing IVR server scripting]
   .  IBM Client Access (required for ITM 2.2 only)

Development Network

   . Hypercom IENView (required by Hypercom in order to obtain support from Hypercom)
   .  PCAnywhere (optional, but recommended for remote support purposes)
   . Various EFT Network simulators [optional, but recommended whenever available from Network (eg: Honor) ]

Telephone Banking Server

   .  Alliance I-4000 Telephony Server Platform
   .  Windows NT Server 4.0 (w/Svc Pack 6)
   .  Parity/Dialogic Graphical VOS 7
   .  Client Access Express

Internet Banking Server

   .  Windows NT Server 4.0 (w/Svc Pack 6a)
   .  MS Internet Information Server
   .  Client Access Express

Other Hardware

   .  Thales/Racal Model # RG7100 Host Security Module
   . Spare Thales/Racal Model # RG7100 Host Security Module (optional, but recommended)
   .  Diebold ATM for Testing Purposes.
   .  NCR ATM for Testing Purposes.
   .  Triton Dialup ATM (optional, but recommended for testing purposes).
   .  Hypercom IEN 6000 (optional, but recommended for testing purposes).
   .  EPA (optional, but recommended for testing purposes).

                                    EXHIBIT D

                        MAINTENANCE AND SUPPORT SERVICES

Euronet agrees to provide the following Maintenance and Support Services to Customer for all components/modules of the Licensed Programs listed in the Exhibits to this Agreement as part of the purchase consideration for the transaction. The obligations and activities described in items 1 through 5 below shall be referred to as the "Maintenance Services". The two (2) man years of services described in Item 6 below shall be referred to as the "Support Services".

1. Delivery of technical and user Documentation that currently exists as well as any updates or modifications to such Documentation including updates to the Documentation for Updates during the Update Period.

2.     Installation of the Licensed Programs in accordance with of Exhibit E.

3. During the Update Period, Delivery to Customer of all Updates to the Licensed Programs that Euronet generally makes available to its licensed customers.

4. First level support (i.e., support provided by Euronet directly to designated Customer EFT Network personnel) for the initial twelve (12) months following the Effective Date of the Agreement; and second level support (i.e., support to be provided solely to Customer's support department personnel) for Customer's EFT Network during the subsequent six (6) months.

5. For version 2.2 only, Euronet will provide the enhancement and related Documentation (and any subsequent corrections) for all messaging, modules or programs required to support Europay MasterCard Visa (EMV) chip-based (vs. magnetic stripe) cards, regardless of when the enhancement is completed by Euronet, but no later than the time when such enhancement is made commercially available to other customers of Euronet.

6. Two (2) Man Years of "Support Services" to be provided with qualified technical resources who are knowledgeable in the development, implementation and/or operation of the Licensed Programs. "Man Year" shall be defined as the equivalent of an 8-hour day multiplied by 245 days. Such Support Services shall be used to provide such consulting and/or development services as are requested by Customer, which may include:

..    Training

..    "Shadowing" Euronet personnel during upcoming software installation at a customer location.

..    Technical development level support and other support.

All other Services requested by Customer and not listed above shall be performed pursuant to Sections 7.B., 8 and 10 of the Agreement.

                                    EXHIBIT E

                           INSTALLATION AND ACCEPTANCE

Installation of the Standard Licensed Programs shall consist of the successful completion of all of the following steps/processes:

1.       Promptly following the Effective Date, Customer shall commence
         Training.

2. Promptly following the Effective Date, Customer shall commence acquiring the necessary hardware and software resources to establish Customer's development environment, as required by Article 9 of the Agreement. It is anticipated that such hardware and software acquisitions will take sixty (60) days to complete.

3 Beginning on the date that Step 2 above is completed, Euronet shall commence installation of the Standard Licensed Programs and creation of the development environment within the Customer's existing Aldon CMS environment at Customer's facilities in Maitland, Florida. It is anticipated that these activities to complete this Step 3 will be completed within thirty (30) to forty-five (45) days following the completion of Step 2 and will include the following activities:

         . Euronet will distribute the Standard Licensed Programs to Customer (in both source and object code), including default data content for control parameters.
         . This distribution will be organized in a manner suitable for checking these objects in to Customer's Aldon CMS environment (said organization is yet to be defined).
         . Customer will be responsible for merging these objects and database files into the Customer development and/or change management environment(s). Euronet will provide consultation in connection with this effort.

4. Euronet will create a full ITM release for all of Version 2.2 of the Licensed Programs from the development system established in Step 3. This extraction will be used to install Version 2.2 of the Standard Licensed Programs on a separate Customer testing system. This step shall be completed within sixty (60) to ninety (90) days after the completion of Steps 2 and 3 above and include the following activities:

         . Customer and Euronet shall create a distribution of a new system from the development environment created in Step 3 above. Euronet shall provide consulting assistance as needed during this procedure.
         . Euronet shall validate the content of this distribution to ensure that the libraries are complete and accurate. Any deficiencies will be described in writing to Customer within seven (7) days of the completion of the validation in order to allow for adjustments in Customer's distribution techniques and procedures. If it is determined that adjustments to the distribution procedures are required, Customer shall regenerate the distribution, and Euronet shall revalidate the distribution, before continuing.
         . Euronet will receive the completed distribution and populate the control parameters with default data relevant to the components included in this distribution. (It is recommended that Customer participate in this process as part of training.)
         . Euronet shall set up a build and distribution environment on the Customer's development system for the Licensed Programs.

5. The Version 2.2 of the Standard Licensed Programs must meet the standard of performance set forth in this Step 5 before the Licensed Programs will be considered accepted by Customer. It is anticipated that the acceptance testing will be completed within thirty (30) days of the completion of Step 4 above and will include the following activities:

          . Customer and Euronet shall jointly install the newly distributed Standard Licensed Programs and data (created in Step 4 above) into a test system (the "TEST") to be located at Customer's HORIZON Technology Center East in Albany, New York.

          . TEST will consist of a system with all components necessary to provide online authorizations of transactions through the EFT Network.

          . The installation of TEST will include the "localization" and "integration" of various control parameters and databases (e.g.: datacomm, device-specific parameters, Test Cards, etc.)

          . TEST will include a Horizon data set (to be determined by Customer), which dataset shall be adequate for the test and acceptance transaction set.

..    The standard of performance shall be that Version 2.2 of the Standard
     Licensed Programs and the EFT Network operate in material conformity with the Documentation and Customer is successfully processing all documented transactions through Customer's EFT Network and driving an ATM, which shall be verified using the Installation Checklist (attached hereto as Attachment 1 to Exhibit E) (the "Acceptance Standard").

..    Acceptance of the Licensed Programs shall be in accordance with the following procedures:

               (a) Upon the installation of the Licensed Programs, Customer shall have thirty (30) days from the installation of TEST to verify that the Licensed Programs operate in material conformity with the Acceptance Standard. Euronet shall be in attendance as may be reasonably required by Customer to assist in the performance of the acceptance testing of the Licensed Programs and to promptly rectify any errors which may manifest themselves during acceptance testing.

               (b) Within fifteen (15) days after the expiration of Customer's testing period, Customer shall indicate in writing whether or not the Licensed Programs meets the Acceptance Standard. In the event that after testing the software fails to comply with the Acceptance Standard, then Customer shall make a written list of defects which cause non-compliance. Euronet, at no additional charge to Customer, shall have fifteen (15) days from the date of delivery of notice to replace, add, or modify the software to cure the listed defects and to re-deliver such software to Customer. Thereafter, Customer shall resume the acceptance testing and Euronet shall resume corrections until the software successfully passes such tests. The date that the Licensed Programs is accepted shall be the "Acceptance Date." If Customer does not timely verify conformity with the Acceptance Standard or does not provide timely notice of defects, the Licensed Programs shall be deemed accepted. Customer also agrees that if Customer uses, distributes or otherwise provides the Licensed Programs to any clients (other than in connection with EFT Network Services), the Licensed Programs shall be deemed to have been accepted.

The final responsibility to review the functionality of the Licensed Software provided by Euronet rests with the Customer. Because of the unique nature of each Customer environment, the Customer should test all Licensed Software provided by Euronet in Customer's own "test environment."

The parties agree that none of the activities set forth in this Exhibit E shall count towards the two (2) many years of Support Services described in Exhibit D.

  [NEED TO ATTACH THE INSTALLATION CHECKLIST AS AN ATTACHMENT TO THIS EXHIBIT.]

                                    EXHIBIT F

                               INCIDENT RESOLUTION


Problem Severity Levels
The Euronet Customer Service Representative ("CSR") will assign the severity level to an incident; however, the Customer can instruct the CSR to adjust the severity level of a problem and Euronet will react accordingly.

         Minor (Level 1)
         Target resolution timeframe is thirty (30) days or less.
         A Level-1 problem is defined as one in which an important function or process has an error, but the system is functioning. The problem exposes the Customer to little or no risk of financial loss or downtime. Minor problems should be addressed by Euronet within thirty
         (30) days. Euronet may determine that a Minor problem will not be corrected if the impact of the problem is not materially affecting the functionality of the system. Customer will be notified of that determination and will have the option to request Euronet correct the problem on a billable basis.

         Major (Level 4)
         Target Resolution timeframe is fifteen (15) days or less
         The following types of situations will be classified as a Level-4 problem:
         - An important function or process has an error but the system is functioning. There is some risk of financial loss because of the problem, but the Customer can identify and mitigate the risk through normal balancing procedures or other operational means.
         - A Level-1 problem that has not been resolved within thirty (30) days will be reclassified to a level-four support item.

         Critical (level 7)
         Target Resolution timeframe is five (5) days or less.
         The following types of situations will be classified as a Level-7 problem:
         - An important function or process has an error but the system is functioning. There is a high risk of financial loss and/or downtime because of the problem, but the Customer can identify and mitigate the risk through operational means.

         - A Level-4 problem that has not been resolved within thirty (30) days will be reclassified to a Level-7 support item.

         An estimated resolution time period will be established during the same business day in which the Customer reports the problem. The CSR will periodically communicate with the Customer as to status and progress leading to resolution.

         Emergency - Level 10
         Level-10 problems are the most urgent and indicate severe action is required. This is generally defined as a "system down" situation in which a Euronet application is out of service or there is a high risk of financial loss as a result of the problem and the Customer is unable to identify and mitigate the risk through operational means.

         The CSR will take immediate action to resolve. The direct manager of the CSR, the Account Relationship Manager, and the Vice President of Customer Service will be notified immediately. If within four (4) hours the problem has not been corrected, the CSR will escalate to management so as to facilitate assignment of additional resources to resolve the problem. Euronet will continue working around the clock until the problem is corrected and the system is operational. Customer also commits to around the clock

                              EURONET CONFIDENTIAL

                                                                       page - 29
         involvement and will remain onsite and involved in the resolution of the problem. If within 48 hours the condition is not resolved, a determination will be made jointly by Customer and Euronet as to whether an onsite presence by a Euronet resource is required. Such onsite support will be provided at no cost to Customer (and shall not count towards the two (2) man years of Support Services), except that Customer will reimburse Euronet for travel and lodging expenses.

                              EURONET CONFIDENTIAL

                                                                       page - 30

                                    EXHIBIT G

                       Disclosure Regarding Virus Warranty

None.

                                    EXHIBIT H

               Disclosure Regarding Embedded Third Party Products

None.